Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT RECEIVES REGULATORY APPROVAL TO ACQUIRE ONEWEST BANK

Acquisition Expected to Close on August 3, 2015

NEW YORK, NY – July 21, 2015 – CIT Group Inc. (NYSE: CIT), a leading provider of commercial lending and leasing services, today announced that it has received approval from the Federal Reserve Board, the Office of the Comptroller of the Currency (OCC), and all required state regulators to acquire OneWest Bank and its parent company IMB Holdco LLC. The transaction is expected to close on August 3, 2015, subject to the satisfaction of remaining closing conditions.

CIT and IMB Holdco have agreed to extend the date after which either party may elect to terminate their Agreement and Plan of Merger, dated July 21, 2014 (the “Merger Agreement”), pursuant to an amendment to the Merger Agreement. Additional details regarding the amendment will be provided in a Form 8-K filed by CIT.

“We are pleased to receive regulatory approval as we look to complete our acquisition of OneWest Bank,” said John A. Thain, Chairman and Chief Executive Officer of CIT. “We welcome OneWest employees to CIT and we look forward to working with them to meet the needs of small and middle market businesses, the transportation industry, real estate sector sector and our retail bank customers.”

Once the transaction is completed the combined company, CIT Group Inc., will have more than $65 billion in assets and more than $30 billion of deposits.1 Its principal bank subsidiary, CIT Bank, will merge with and into OneWest Bank and operate an Internet banking franchise, as well as a network of 70 retail branches throughout Southern California as OneWest Bank, a division of CIT Bank, N.A.

(1)	Pro forma financial data based on unaudited CIT and OneWest data as of March 31, 2015.

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About CIT Bank

Founded in 2000, CIT Bank (Member FDIC, Equal Housing Lender) is the U.S. commercial bank subsidiary of CIT Group Inc. (NYSE: CIT). It provides lending and leasing to the small business, middle market and transportation sectors. CIT Bank (BankOnCIT.com) offers a variety of savings options designed to help customers achieve their financial goals. As of March 31, 2015, it had more than $16 billion of deposits and more than $21 billion of assets. cit.com/CITBank

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with more than $35 billion in financing and leasing assets. It provides financing, leasing and advisory services principally to middle market companies across more than 30 industries primarily in North America, as well as equipment financing and leasing solutions to the transportation industry worldwide. Its U.S. commercial bank subsidiary, CIT Bank (Member FDIC) BankOnCIT.com, offers a variety of savings options designed to help customers achieve their financial goals. cit.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. The forward looking statements contained herein include certain plans, activities or events which CIT expects will or may occur in the future and relate to, among other things, the acquisition of IMB Holdco and OneWest Bank, including the benefits, results, effects, timing and certainty of this transaction. Risks and uncertainties relating to the pending acquisition of IMB Holdco and OneWest Bank and other important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that, (i) conditions to the closing of the acquisition are not satisfied on a timely basis or at all, (ii) modifications to the terms of the transaction are required in order to satisfy such conditions, (iii) the transaction is terminated, (iv) there are difficulties and delays in integrating OneWest with CIT or fully realizing projected cost savings and other projected benefits of the transaction, (v) business disruption during the pendency of or following the transaction, including diversion of management time, reputation risk, and the reaction of customers and counterparties to the transaction, (vi) changes in asset quality and risk as a result of the transaction, (vii) CIT is unsuccessful in implementing its strategy and business plan, (viii) CIT is unable to react to and address key business and regulatory issues, and (ix) changes in general economic conditions, including changes in interest rates and capital markets. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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CIT MEDIA RELATIONS:

C. Curtis Ritter

Senior Vice President of Corporate Communications

(973) 740-5390

Curt.Ritter@cit.com

Matt Klein

Vice President, Media Relations

(973) 597-2020

Matt.Klein@cit.com

CIT INVESTOR RELATIONS:

Barbara Callahan

Senior Vice President

(973) 740 -5058

Barbara.Callahan@cit.com